DRAFT 3/28/03


                               OPERATING AGREEMENT

                                       OF

                         EXCELSIOR BUYOUT INVESTORS, LLC


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                                TABLE OF CONTENTS
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Article I.     DEFINITIONS..................................................1

Article II.    GENERAL PROVISIONS...........................................6

        2.1    Formation....................................................6

        2.2    Name.........................................................6

        2.3    Purpose......................................................6

        2.4    Principal Place of Business..................................7

        2.5    Registered Office and Registered Agent.......................7

        2.6    Term.........................................................7

        2.7    Title to Company Property....................................7

        2.8    No State Law Partnership.....................................7

        2.9    No Liability of Members......................................7

Article III.   CAPITAL STRUCTURE AND MEETINGS...............................8

        3.1    Members......................................................8

        3.2    Capital Structure............................................8

        3.3    Changes to Capital Structure.................................9

        3.4    No Management Responsibility.................................9

        3.5    No Authority to Act..........................................9

        3.6    No Preemptive Rights........................................10

        3.7    Redemption or Repurchase Rights.............................10

        3.8    Member Meetings.............................................10

        3.9    Place of Members' Meetings..................................10

        3.10   Notice of Members' Meetings.................................10

        3.11   Waiver of Notice............................................11

        3.12   Record Dates................................................11

        3.13   Voting Record...............................................11

        3.14   Voting; Quorum of Members; Vote Required....................12

        3.15   No Consent Required.........................................13

        3.16   Limitations on Requirements for Consents....................14

        3.17   Informal Action by Members..................................14

        3.18   Voting by Ballot............................................14

        3.19   No Cumulative Voting........................................14

        3.20   Representations and Warranties of Members;
               Indemnification.............................................14


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Article IV.    MANAGEMENT OF COMPANY.......................................16

        4.1    Board of Managers...........................................16

        4.2    RESERVED....................................................17

        4.3    Resignation by a Manager....................................17

        4.4    Removal of a Manager; Designation of a
               Successor Manager...........................................17

        4.5    Incapacity of a Manager.....................................17

        4.6    Continuation................................................18

        4.7    Board of Managers Powers....................................18

        4.8    Annual and other Regular Meetings of the
               Board of Managers...........................................22

        4.9    Special Meetings of the Board of Managers...................22

        4.10   Notice of Meetings of the Board of Managers.................22

        4.11   Quorum for Board of Managers Meetings.......................22

        4.12   Manner of Acting for Board of Managers......................23

        4.13   Written Consent by Board of Managers........................23

        4.14   Participation by Electronic Means by Board
               of Managers.................................................23

        4.15   Committees of Managers......................................23

        4.16   Manager Presumption of Assent...............................23

        4.17   Manager Power to Bind Company...............................23

        4.18   Liability of the Managers...................................24

        4.19   Reliance by Third Parties...................................24

        4.20   Appointment of Auditors.....................................24

        4.21   Contracts with Affiliates...................................24

        4.22   Obligations of the Managers.................................24

        4.23   Other Business of Managers..................................24

        4.24   Limitations on Board of Managers and
               Appropriate Officers........................................25

Article V.     INVESTMENT ADVISER..........................................25

        5.1    The Investment Adviser......................................25

Article VI.    OFFICERS....................................................26

        6.1    Appropriate Officers........................................26

        6.2    Election of Officers........................................26

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        6.3    Voting Securities Owned by the Company......................26

        6.4    Chairman of the Board of Managers...........................27

        6.5    President...................................................27

        6.6    Vice Presidents.............................................27

        6.7    Secretary...................................................28

        6.8    Treasurer...................................................28

        6.9    Assistant Secretaries.......................................28

        6.10   Assistant Treasurers........................................29

        6.11   Other Officers..............................................29

Article VII.   CONTRIBUTIONS TO CAPITAL....................................29

        7.1    Closings and Initial Capital Contributions..................29

        7.2    Return of Capital...........................................30

        7.3    Liability of the Members and the
               Managing Member.............................................30

Article VIII.  DISTRIBUTIONS, CAPITAL ACCOUNTS
               AND ALLOCATIONS.............................................30

        8.1    Percentage Interests........................................30

        8.2    Distributions...............................................31

        8.3    Valuation...................................................31

        8.4    Capital Accounts............................................31

        8.5    Negative Capital Accounts...................................32

        8.6    Allocations to Capital Accounts.............................32

        8.7    Tax Allocations.............................................35

        8.8    Determinations by the Managers..............................36

        8.9    Tax Matters Partner.........................................36

Article IX.    COMPANY EXPENSES............................................37

        9.1    Company Expenses............................................37

Article X.     INDEMNIFICATION.............................................39

        10.1   Indemnification.............................................39

Article XI.    WITHDRAWALS OF MEMBERS; TRANSFERS OF
               MEMBERSHIP INTERESTS...41

        11.1   Withdrawals of Members......................................41

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        11.2   Transfers of Membership Interests...........................41

        11.3   Effect of Transfers.........................................42

        11.4   Transfer Indemnity..........................................43

        11.5   Substituted Members.........................................43

        11.6   Effect of Death, Etc........................................43

Article XII.   ACCOUNTING..................................................44

        12.1   Books and Records...........................................44

        12.2   Annual Reports to Current Members...........................44

        12.3   Accounting; Tax Year........................................44

        12.4   Filing of Tax Returns.......................................44

        12.5    Determinations Binding.....................................45

Article XIII.  DISSOLUTION AND TERMINATION.................................45

        13.1   Dissolution.................................................45

        13.2   Liquidation.................................................46

        13.3   Termination.................................................46

Article XIV.   POWER OF ATTORNEY...........................................46

        14.1   Power of Attorney...........................................46

        14.2   Irrevocability..............................................47

        14.3   Priority of Agreement.......................................47

        14.4   Exercise of Power...........................................47

Article XV.    MISCELLANEOUS...............................................47

        15.1   Amendments..................................................47

        15.2   Certificate of Formation....................................48

        15.3   Delaware Law................................................48

        15.4   Counterparts................................................48

        15.5   Binding upon Successors and Assigns.........................48

        15.6   Notices.....................................................48

        15.7   Severability................................................49

        15.8   Entire Agreement............................................49

        15.9   Headings, Etc...............................................49

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        15.10  Waiver of Partition.........................................49

        15.11  Survival of Certain Provisions..............................49

Schedule A.....Schedule of Members

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                               OPERATING AGREEMENT
                                       OF
                         EXCELSIOR BUYOUT INVESTORS, LLC

        This OPERATING AGREEMENT (the "Agreement") of Excelsior Buyout Investors, LLC, a Delaware limited liability company (the "Company"), is made as of the __th day of _______, 2003, by and among the Managing Member and the other Persons admitted to the Company as members and whose names and addresses are listed from time to time as members on Schedule A hereto (each, a "Member" and collectively, the "Members") and has been executed for the purpose of providing for the operation of the Company pursuant to the provisions of the Delaware Limited Liability Company Act.

        Accordingly, in consideration of the mutual covenants contained herein, the Members agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS
                                   -----------

        As used herein, the following terms shall have the following meanings and all such terms which relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles in effect from time to time except as otherwise specifically provided herein:

        "Act" means the Delaware Limited Liability Company Act, as from time to time amended.

        "Additional  Closings"  shall  have the  meaning  specified  in  Section
7.1(a).

        "Additional Closing Dates" shall have the meaning specified in Section 7.1(a).

        "Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

             (i) Credit to such Capital Account any amounts which such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations under Section 704 of the Code; and

             (ii) Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-l(b)(2)(ii)(d)(4), (5) and (6).

        The foregoing definition of Adjusted Capital Account Deficit is intended
to   comply   with   the    provisions   of   Treasury    Regulations    Section
1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

        "Affiliate" shall mean an affiliated person of a person as the term is defined in the Investment Company Act .


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        "Agreement" means this Operating  Agreement of the Company as originally executed and as amended, modified, supplemented or restated from time to time.

        "Applicable Rate" shall mean a rate per annum equal, at the time of determination, to the sum of (i) the highest "prime rate" then published in the "Money Rates" section of The Wall Street Journal and (ii) two percent (2%).

        "Appropriate Officer" shall mean an officer of the Company appointed in accordance with Section 4.7(d) who has not resigned, been removed or become incapacitated.

        "Board of Managers" shall mean those natural persons who at any given time are serving as Managers of the Company in accordance with this Agreement.

        "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to be closed.

        "Capital Accounts" shall have the meaning specified in Section 8.4.

        "Capital Contribution" shall mean, with respect to any Member, the amount contributed by such Member to the capital of the Company pursuant to this Agreement.

        "Carried   Interest   Distributions"   shall  mean  the  amount  of  any
distributions received by the Investment Adviser pursuant to Section 8.2(a)(ii) and Section 8.2(a)(iii).

        "Closing" shall have the meaning specified in Section 7.1(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provision of succeeding law).

        "Company" means Excelsior Buyout Investors, LLC, a Delaware limited liability company.

        "Company Expenses" shall have the meaning specified in Section 9.7(b).

        "Contribution Date" shall mean the Initial Closing Date, each Additional Closing Date, and each Subsequent Contribution Date.

        "Disinterested Manager" shall mean any member of the Board of Managers that is not an "interested person" of the Company as such term is defined in the Investment Company Act, as the same may be amended from time to time.

        "DOL" shall mean the U.S. Department of Labor.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations thereunder in effect from time to time.

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        "ERISA Member" shall mean a Member that is subject to ERISA.

        "Extraordinary Expenses" shall have the meaning specified in Section 9.1(c).

        "Final Closing Date" shall have the meaning specified in Section 7.1(a).

        "Fiscal Year" means the period commencing on _____, 2003 and ending on the first December 31st following the Initial Closing Date (or such earlier December 31st as the Board of Managers may determine), and thereafter each period commencing on January 1st of each year and ending on December 31st of the following calendar year (or on the date of a final distribution pursuant to Section 13.2), unless the Board of Managers shall designate another fiscal year for the Company.

        "40 Act Majority of Members" means the lesser of (a) the holders of 67% or more of the outstanding Units present at a meeting of the Members at which a Majority in Interest of the Members is present in person or by proxy or (b) a Majority in Interest of the Members.

        "Incapacity" shall mean, as to any Person, the entry of an order for relief in a bankruptcy proceeding, entry of an order of incompetence or insanity or the death, dissolution or termination (other than by merger or consolidation), as the case may be, of such Person.

        "Indemnified Liabilities" shall have the meaning specified in Section 10.1(a).

        "Indemnified  Person"  shall  have  the  meaning  specified  in  Section
10.1(a).

        "Initial  Capital  Contribution"  shall have the  meaning  specified  in
Section 7.1(b).

        "Initial Closing" shall have the meaning specified in Section 7.1(a).

        "Initial  Closing  Date"  shall have the  meaning  specified  in Section
7.1(a).

        "Interested Managers" shall mean any member of the Board of Managers that is an "interested person" of the Company as such term is defined in the Investment Company Act.

        "Investment Adviser" shall mean U.S. Trust Company, a Connecticut corporation, or any successor investment adviser to the Company.

        "Investment  Adviser  Expenses"  shall  have the  meaning  set  forth in
Section 9.1(a).

        "Investment Advisory Agreement" shall mean the agreement between the Company and the Investment Adviser that provides for the provision of investment advisory services by such person to the Company and the payment therefor as in effect from time to time.

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        "Investment  Company Act" shall mean the Investment Company Act of 1940, as amended.

        "Majority in Interest of the Members" means Members who in the aggregate own more than 50% of the outstanding Units.

        "Management Fee" shall have the meaning specified in Section 5.2(a).

        "Manager" shall mean a member of the Board of Managers of the Company. Each Manager shall be a Manager within the meaning of the Act, afforded the limitation of liability according to Managers hereunder.

        "Managing Member" shall mean Excelsior Buyout Management, LLC, a Delaware limited liability company, or any other Person who, at such time, serves as the managing member of the Company.

        "Managing Member Expenses" shall have the meaning specified in Section 9.1(a).

        "Member" means any Person admitted to the Company as a member of the Company pursuant to the provisions of this Agreement and named as a member of the Company in the books and records of the Company, including any Person admitted as a Substituted Member, in such Person's capacity as a member of the Company. "Members" means two or more Persons acting in their capacity as members of the Company.

        "Membership Interest" shall mean a Member's rights and interest in the Company, including such Member's Percentage Interest.

        "Net Loss" shall mean the net loss of the Company with respect to a Fiscal Year or other period, as determined for federal income tax purposes, provided that such loss shall be decreased by the amount of all income during such period that is exempt from federal income tax and increased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

        "Net Profit" shall mean the net income of the Company with respect to a Fiscal Year or other period, as determined for federal income tax purposes, provided that such income shall be increased by the amount of all income during such period that is exempt from federal income tax and decreased by the amount of all expenditures made by the Company during such period that are not deductible for federal income tax purposes and that do not constitute capital expenditures.

        "Nonrecourse Deductions" shall have the meaning specified in Treasury Regulations Section 1.704-2(b)(1).

        "Nonrecourse Liability" shall have the meaning specified in Treasury Regulations Section 1.752-l(a)(2).

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        "Partner  Nonrecourse Debt" shall have the meaning specified in Treasury
Regulations Section 1.704-2(b)(4).

        "Partner Nonrecourse Debt Minimum Gain" shall have the meaning specified in Treasury Regulations Section 1.704-2(i)(2).

        "Partner Nonrecourse Deductions" shall have the meaning specified in Treasury Regulations Section 1.704-2(i).

        "Partnership Minimum Gain" shall have the meaning specified in Treasury Regulations Section 1.704-2(b)(2).

        "Percentage Interest" has the meaning specified in Section 8.1.

        "Person" means any natural person, individual, corporation, partnership, trust, estate, limited liability company, custodian, unincorporated organization or association or other entity.

        "Preferred   Return"  shall  have  the  meaning   specified  in  Section
8.2(a)(i).

        "Prospectus" shall mean the prospectus of the Company as included in the most recent effective registration statement of the Company under the Securities Act of 1933, as amended and the Investment Company Act as such prospectus may be amended, supplemented or modified from time to time.

        "Regulatory Allocations" shall have the meaning specified in Section 8.6(e).

        "Subscription Agreement" shall mean the subscription agreement entered into by the Member.

        "Subsequent  Contribution  Dates"  shall have the meaning  specified  in
Section 7.1(b).

        "Substituted Member" means any Person admitted to the Company as a Member pursuant to the provisions of Section 11.5 and shown as a Member in the books and records of the Company.

        "Supermajority of Members" means Members who in the aggregate own more than 67% of the outstanding Units.

        "Tax Matters Partner" shall have the meaning specified in Section 8.9.

        "Transfer" shall have the meaning specified in Section 11.2(a).

        "Treasury Regulations" shall mean the income tax regulations, including temporary regulations, promulgated under the Code, as the same may be amended hereafter from time to time (including corresponding provisions of succeeding income tax regulations).

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        "Underlying Funds" shall mean any limited partnership, limited liability company or other pooled investment vehicle in which the Company invests.

        "Units" shall mean the unlimited number of common equity interests of the Company and are the increment by which Interests of Members are measured; and include fractions of Units as well as whole Units. Units may be subdivided into such.

                                  ARTICLE II.

                               GENERAL PROVISIONS
                               ------------------

        2.1 Formation. Excelsior Corporate Finance Investors, LLC was formed as a limited liability company under the laws of the State of Delaware by the filing of the Certificate of Formation on the 7th day of January, 2003 pursuant to the Act. The Company filed an Amended Certificate on the 7th day of February, 2003 changing the name of the Company to Excelsior Buyout Investors, LLC. The Company and the Members hereby discharge the organizer of the Company, and the organizer shall be indemnified by the Company and the Members from and against any expense or liability incurred by the organizer by reason of having been the organizer of the Company. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act.

        2.2 Name. The name of the Company is "Excelsior Buyout Investors, LLC." The name of the Company may be changed from time to time by the Board of Managers.

        2.3 Purpose. The purposes of the Company are to identify, acquire, hold, manage and dispose of interests in Underlying Funds and other investments in accordance with the terms of this Agreement and the Prospectus and to engage in any other activities which may be directly or indirectly related or incidental thereto or for the furtherance or accomplishment of the preceding purposes or of any other purpose permitted by the Act. The Company shall have all power and authority to enter into, make and perform all contracts and other undertakings and to engage in all activities and transactions and take any and all actions necessary, appropriate, desirable, incidental or convenient to or for the furtherance or accomplishment of the above purposes or of any other purpose permitted by the Act or the furtherance of any of the provisions herein set forth and to do every other act and thing incident thereto or connected therewith, including, without limitation, investment of funds of the Company pending their utilization or disbursement, and any and all of the other powers that may be exercised on behalf of the Company by the Board of Managers pursuant to this Agreement. The Company shall not be limited as to the number or types of Underlying Funds, or the amount invested in particular Underlying Funds, and may invest within and outside the United States without restriction.

        2.4 Principal Place of Business. The Company shall maintain its office and principal place of business at, and its business shall be conducted from, 225 High Ridge

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Road,  Stamford CT 06095,  or such place or places  inside or outside the United
States as the Board of Managers may determine.

        2.5 Registered Office and Registered Agent. The address of the Company's registered office and registered agent for service of process in the State of Delaware is The Corporation Service Company, 1013 Centre Road, in the City of Wilmington, County of Newcastle, Delaware 19805. The address of the Company's registered office and registered agent for service of process in the State of Delaware of the Company may be changed from time to time by the Board of Managers.

        2.6 Term. The Company will terminate and dissolve as set forth herein on the earlier of the tenth anniversary of the Final Subscription Closing Date, or the dissolution prior thereto pursuant to the provisions hereof; provided, however, that the Board of Managers may twice extend the time of termination and dissolution beyond the tenth anniversary of the Final Closing Date, with each such extension being for a period of not more than two years as determined by the Board of Managers and, provided further, with the approval of the Board of Managers, the Members, by the vote of a Majority in Interest of the Members, may extend the time of termination and dissolution of the Company to any date.

        2.7 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member or Manager individually, shall have title to or any interest in such property.

        2.8 No State Law Partnership. The Members intend that the Company not be deemed to be a partnership (including a limited partnership) or joint venture and that no Member be deemed to be a partner or joint venturer of any other Member for any purposes other than applicable tax laws. This Agreement may not be construed to suggest otherwise. Notwithstanding the foregoing, the Members intend that the Company shall be treated as a partnership for tax purposes.

        2.9 No Liability of Members. All debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

                                  ARTICLE III.

                         CAPITAL STRUCTURE AND MEETINGS
                         ------------------------------

        3.1 Members. The name, address and Capital Contribution of each initial Member is as set forth on Schedule A hereto. From time to time, the books and records of the Company shall, and Schedule A hereto shall, be amended to reflect the name, address and Capital Contribution of each Member (including, as permitted by this Agreement, adding the name, address and Capital Contribution of each additional Member who is admitted or becomes a Substituted Member pursuant to Transfer of Interests and deleting the name, address and Capital Contribution of Persons ceasing to be Members). The Members shall have the management and voting rights set forth in this Agreement and provided under the Act and the Investment Company Act and shall have all rights to any allocations and to any distributions as may be authorized and set forth under this Agreement and under the Act.

        3.2 Capital Structure.

            (a) Subject to the terms of this Agreement, the Company is authorized to issue common equity interests in the Company designated as "Units," which shall constitute an unlimited number of limited liability company interests under the Act. Other than as set forth in this Agreement, each Unit shall be identical in all respects with each other Unit. Units may be subdivided into such number of equal, undivisible shares as the appropriate officers may determine. The relative rights, powers, preferences, duties, liabilities and obligations of Members shall be as set forth herein.

            (b) The Company is authorized to issue Units to any Person at such prices per Unit as may be determined, in accordance with the requirements of he Investment Company Act, by the Board of Managers or a duly authorized committee thereof and in exchange for either capital contributions or the provision of property, services or otherwise, as may be determined by the Board of Managers. The number of Units issued to Members shall be listed in the membership records of the Company, which shall be amended from time to time by the Company as required to reflect issuances of Units to new Members, changes in the number of Units held by Members and to reflect the addition or cessation of Members. The number of Units held by each Member shall not be affected by any (i) issuance by the Company of Units to other Members or (ii) change in the Capital Account of such Member (other than such changes to reflect additional Capital Contributions from such Member in exchange for new Units). Subject to the requirements of the Investment Company Act, the Company is authorized to issue options or warrants to purchase Units, restricted Units, Unit appreciation rights, phantom Units and other securities convertible, exchangeable or exercisable for Units, on such terms as may be determined by the Board of Managers or a duly authorized committee thereof.

            (c) In the sole discretion of the Board of Managers, the issued and outstanding Units may be represented by certificates. In addition to any other legend required with respect to a particular class, group or series of Units, each such certificate shall bear the following legend:

                THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO, AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF WITHOUT COMPLYING WITH THE PROVISIONS OF THE LIMITED LIABILITY COMPANY OPERATING AGREEMENT BY AND AMONG THE MEMBERS OF EXCELSIOR BUYOUT INVESTORS, LLC (THE "COMPANY"), AS IT MAY BE AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE WITH THE COMPANY. IN ADDITION TO THE RESTRICTIONS ON TRANSFER SET FORTH

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


IN SUCH AGREEMENT, NO TRANSFER OF THE INTERESTS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE RULES AND REGULATIONS IN EFFECT
THEREUNDER (THE "1933 ACT"), AND ALL APPLICABLE STATE SECURITIES LAWS OR ALL APPLICABLE NON-U.S. SECURITIES LAWS OR (B) IF SUCH TRANSFER IS PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND PURSUANT TO SUCH EXEMPTION UNDER APPLICABLE STATE OR NON-U.S. SECURITIES LAWS, THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

        3.3 Changes to Capital Structure. Additional Persons may be admitted as Members, and additional Units or other equity interests may be created and issued from time to time; the terms of admission or issuance may provide for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers. Any creation of any new class, group or series of units or other equity interests shall be reflected in a supplemental exhibit to this Agreement indicating such rights, powers and duties.


        3.4 No Management Responsibility. No Member, in such capacity, shall participate in the management or control of the business of or transact any business for the Company, but may exercise the voting rights and powers of a Member set forth in this Agreement. All management responsibility is vested in the Board of Managers or any person delegated such responsibility. The Members hereby consent to the taking of any action by the Board of Managers and the Managing Member contemplated under this Agreement or otherwise permitted under the Act.


        3.5 No Authority to Act. No Member, in such capacity, shall have the power to represent, act for, sign for, or bind the Company, except for the Managing Member to the extent expressly set forth herein. All authority to act on behalf of the Company is vested in the Board of Managers and the Managing Member. The Members consent to the exercise by the Board of Managers and the Managing Member of the powers conferred on them under this Agreement or otherwise permitted under the Act.

        3.6 No Preemptive Rights. Holders of Units will have no preemptive rights with respect to the issuance of any membership or other equity interest in the Company or any other securities of the Company convertible into, or carrying rights or options to purchase any such membership or other equity interest.


        3.7 Redemption or Repurchase Rights. Except as otherwise provided in this Agreement, the Company shall not redeem or repurchase any Member's Units and no

Member shall have the right to withdraw from the Company or to receive any return of any Capital Contribution.


        3.8 Member Meetings. Unless required by the Act or other applicable law, the Company is not required to hold annual or other regular meetings of Members. Special meetings of the Members may be called to consider any matter requiring the consent of all or any of the Members pursuant to this Agreement and as otherwise determined by the Board of Managers. Special meetings of the Members may be called by the Board of Managers or by a Supermajority of Members.


        3.9 Place of Members' Meetings. The Board of Managers may designate any place, either within or outside of the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Managers. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive offices of the Company. Members may participate in a meeting in person, by proxy or by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time, and any such participation in a meeting shall constitute presence in person of such Member at such meeting.


        3.10 Notice of Members' Meetings.
             ---------------------------

            (a) Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose for which the meeting is called shall be delivered not less than ten days nor more than ninety days before the date of the meeting, either personally, by facsimile, electronic mail or by postal mail, by or at the direction of the Board of Managers or Members calling the meeting to each Member of record entitled to vote at such meeting.

            (b) Notice to Members, if mailed by post, shall be deemed delivered as to any Member when deposited in the United States mail, addressed to the Member, with postage prepaid, but, if two successive letters mailed to the last-known address of any Member are returned as undeliverable, no further notices to such Member shall be necessary until another address for such Member is made known to the Company. Notice to Members, if by facsimile or by electronic mail, shall be deemed delivered upon receipt of a confirmation of transmission when delivered.

            (c) At an adjourned meeting, the Company may transact any business which might have been transacted at the original meeting without additional notice.


        3.11 Waiver of Notice.
             ----------------

            (a) When any notice is required to be given to any Member of the Company under the provisions of this Agreement, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

            (b) By attending a meeting, a Member:


                (i) Waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting; and

                (ii) Waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented.


        3.12 Record Dates. For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Managers may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he has since that date and time disposed of his Units, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.


        3.13 Voting Record. The Person having charge of the membership records of the Company shall make, at least two days before such meeting of Members, a complete record of the Members entitled to vote at each meeting of Members or any adjournment thereof, with the address of each. The record, for a period of two days prior to such meeting, shall be kept on file at the principal executive offices of the Company, and shall be subject to inspection by any Member for any proper purpose germane to the meeting at any time during usual business hours; provided, however, that such Member shall have made a demand to view such records not less than 5 business days after receipt of notice of such meeting, properly delivered to the Company and setting forth in reasonable detail the purpose for which such Member desires to view such information. The original membership records shall be the prima facie evidence as to who are the Members entitled to examine the record or transfer books or to vote at any meeting of Members.

        3.14 Voting; Quorum of Members; Vote Required. Except as otherwise set forth herein, each Member shall be entitled to one vote per Unit and a proportionate fractional vote for each fractional Unit upon all matters upon which Members have the right to vote based upon the Units of the Company as set forth in the membership records of the Company as of the applicable record date. The presence, in person or by proxy, of Members owning more than 50% of the Units at the applicable record date for the action to be taken constitutes a quorum for the transaction of business. If a quorum is present, the affirmative vote, in person or by proxy, of the owners of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater proportion or number or voting by classes is required by the Act, the Investment Company Act or this Agreement. If a quorum is not represented at any meeting of the Members, such meeting may be adjourned by an Appropriate Officer or the Managers.


            The Members shall have the following voting rights:

            (a) to the extent required by the Investment Company Act or as otherwise provided for herein, the right to elect members of the Board of Managers by the Majority In Interest of the Members;


            (b) as provided herein, the right to remove Managers for cause by the affirmative vote of a Supermajority of Members at a meeting of Members duly called for such purpose;


            (c) to the extent required by the Investment Company Act, the right to approve any proposed investment advisory agreement or to disapprove and terminate any such existing agreement by the affirmative vote of a 40 Act Majority of Members; provided, however, in the case of approval that such agreement is also approved by a majority of Managers who are not parties to such contract or "interested persons" of any such party as such term is defined in the Investment Company Act, as the same may be amended from time to time;


            (d) to the extent required by the Investment Company Act, the right to ratify the appointment of the independent accountants of the Company by the affirmative vote of more than 50% of the Units then outstanding and represented in person or by proxy at the meeting and entitled to vote; provided, however, that such appointment is approved by a majority of the Disinterested Managers;


            (e) to the extent required by the Investment Company Act, the right to terminate the Company's independent accountants by the affirmative vote of the Majority In Interest of the Members;

            (f) extension of the time of termination and dissolution of the Company to the extent provided in Section 2.6 hereof by the affirmative vote of a Majority in Interest of the Members;


            (g) to the extent required by the Investment Company Act, the right to consent to the dissolution of the Company pursuant to Section 11.1 by the affirmative vote of the Majority In Interest of the Members;

            (h) to the extent required by Section 11.2, the selection of a liquidator by the affirmative vote of a Majority in Interest of the Members;

            (i) to the extent required by Section 13.1 or 13.3, the right to approve certain amendments to this Agreement by the affirmative vote of a Majority in Interest of the Members; and

            (j) so long as the Company is subject to the provisions of the Investment Company Act, the right to approve any other matters that the Investment Company Act requires to be approved by the Members by the affirmative vote of Members as specified in the Investment Company Act.

        3.15 No Consent Required. Notwithstanding the foregoing, no vote, approvals, or other consent shall be required of the Members to amend this Agreement in any of the following respects: (i) to reflect any change in the amount or character of the Capital Contribution of any Member; (ii) to admit an additional Member or a Substituted Member or withdraw a Member in accordance with the terms of this Agreement; (iii) to correct any false or erroneous statement, or to make a change in any statement in order that such statement shall accurately represent the agreement among the Members in this Agreement;
(iv) to reflect any change that is necessary to qualify the Company as a limited liability company under the laws of any state or that is necessary or advisable in the opinion of the Board of Managers to assure that the Company will not be treated as a publicly traded partnership or otherwise treated as a corporation for federal income tax purposes; (v) to reflect any change in the name or principal place of business of the Company; (vi) to make any other change or amendment that does not require the vote, approval or consent of Members under the Investment Company Act, the Act or expressly hereunder, provided that such change or Amendment has been approved by a majority of the Board of Managers and a majority of the Disinterested Managers.


        3.16 Limitations on Requirements for Consents. Notwithstanding any other provisions of this Agreement, but subject to the requirements of the Investment Company Act, in the event that counsel for the Company or counsel designated by Members holding not less than 10% of the Units owned by all Members shall have delivered to the Company an opinion to the effect that either the existence of a particular consent right or particular consent rights, or the exercise thereof, will violate the provisions of the Act or the laws of the other jurisdictions in which the Company is then formed or qualified, will adversely affect the limited liability of the Members, or will adversely affect the classification of the Company as a partnership for federal or state income tax purposes, then notwithstanding the other provisions of this agreement, the Members shall no longer have such right, or shall not be entitled to exercise such right in the instant case, as the case may be.


        3.17 Informal Action by Members. Any action that may be taken by Members at a meeting of Members may be taken without a meeting without prior notice and without a vote if consent in writing setting forth the action to be taken is signed by the Members holding not less than the minimum percentage of Units that would be necessary to authorize or take such action at a meeting at which all the Members were present and voted, with prompt written notice thereof delivered to all Members. Written consent by the Members has the same force and effect as a vote of such Members held at a duly held meeting of the Members and may be stated as such in any document.


        3.18 Voting by Ballot. Voting on any question or in any election may be by voice vote unless the presiding officer shall order or any Member shall demand that voting be by ballot.


        3.19 No Cumulative Voting. No Members shall be entitled to cumulative voting in any circumstance.


        3.20   Representations and Warranties of Members; Indemnification.
               ----------------------------------------------------------

               (a) Each Member hereby represents and warrants to the Company and each other Member as follows:


                   (i) In each case to the extent applicable, such Member is duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. All requisite actions necessary for the due authorization, execution, delivery and performance of this Agreement by such Member have been duly taken.

                   (ii) Such Member has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding obligation of such Member enforceable against such Member in accordance with its terms (except as may be limited by bankruptcy, insolvency, or similar laws of general application and by the effect of general principles of equity, regardless of whether considered at law or in equity).

                   (iii) Such Member's authorization, execution, delivery and performance of this Agreement does not and will not (i) conflict with, or result in a breach, default or violation of (A) to the extent applicable, the certificate or articles of incorporation, by-laws or other organizational documents of such Member, (B) any material contract or agreement to which that Member is a party or is otherwise subject, or
        (C) any law, order, judgment, decree, writ, injunction or arbitration award to which that Member is subject; or (ii) require any consent, approval, or authorization from filing, or registration with or notice to, any governmental authority or other Person, other than those that have already been obtained.

                   (iv) Such  Member is  familiar  with the  proposed  business, financial condition, properties, operations and prospects of the Company, and has asked such questions and conducted such due diligence concerning such matters and concerning its acquisition of any membership interests as it has desired to ask and conduct, and all such questions have been answered to its full satisfaction. Such Member has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Company. Such Member understands that owning membership interests involves various risks, including the restrictions on transferability set forth in this Agreement, lack of any public market for such membership interests, the risk of owning its membership interests for an indefinite period of time and the risk of losing its entire investment in the Company. Such Member is able to bear the economic risk of such investment; is acquiring its membership interests for investment and solely for its own beneficial account and not with a view to or any present intention of directly or indirectly selling, transferring, offering to sell or transfer, participating in any distribution or otherwise disposing of all or a portion of its membership interests.


               (b) Each Member hereby indemnifies the Company from and against and agrees to hold the Company free and harmless from any and all claims, losses, damages, liabilities, judgments, fines, settlements, compromises, awards, costs, expenses or other amounts (including without limitation any attorney fees, expert witness fees or related costs) arising out of or otherwise related to a breach of any of the representations and warranties of such Member as set forth in this Section 3.20.


               (c) Such Member shall not transfer, sell, or offer to sell such Member's Units without compliance with the conditions and provisions of this Agreement;


               (d) If such Member assigns all or any part of such Member's Units, then until such time as one or more assignees thereof are admitted to the Company as a Substituted Member with respect to the entire Interest so assigned, the matters to which any holder thereof would covenant and agree if such holder were to execute this Agreement as a Member shall be and remain true;

               (e) Such Member shall notify the Managers immediately if any representations or warranties made herein or in any Subscription Agreement should be or become untrue; and


               (f) Such Member shall not take any action that would have the effect of causing the Company (i) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (ii) otherwise to be treated as a corporation for federal income tax purposes.


                                  ARTICLE IV.

                              MANAGEMENT OF COMPANY
                              ---------------------


        4.1 Board of Managers. The governing body of the Company shall be the Board of Managers, which shall have the power to control the management and policies of the Company. The maximum number of Managers shall initially be set at four (4), and may be increased or decreased by action of the Board of Managers provided that at no time shall the number of Managers be set at less than three (3) nor more than ten (10). The Managers shall be set forth in Schedule B hereto or in the official records of the Company. The Managers shall hold office until their successors are approved and elected, unless they are sooner removed pursuant to Section 4.4, or sooner resign pursuant to Section 4.3 or sooner are incapacitated pursuant to Section 4.5, as the case may be. Managers may succeed themselves in office. No reduction in the number of Managers shall have the effect of removing any Manager from office unless specially removed pursuant to Section 4.4 at the time of such decrease. Subject to the requirements of the Investment Company Act, the Board of Managers may designate successors to fill vacancies created by an authorized increase in the number of Managers, the resignation of a Manager pursuant to Section 4.3, the removal of a member of the Board of Managers pursuant to Section 4.4 or the incapacity of a Manager pursuant to Section 4.5. In the event that no Managers remain, the Managing Member shall continue the business of the Company and shall perform all duties of the Managers under this Agreement and shall as soon as practicable call a special meeting of Members for the purpose of approving and electing Managers. When Managers are subject to election by Members, Managers are elected by a plurality of the Units voting at the meeting. Managers may, but need not be, admitted to the Company as Members to act in their capacity as Managers.


        4.2 RESERVED
            --------


        4.3 Resignation by a Manager. A Manager may voluntarily resign from the Board of Managers upon the giving of notice thereof to the Company, such resignation to take effect upon receipt of such notice by the Company or such later date as set forth in such notice.


        4.4  Removal of a Manager; Designation of a Successor Manager.
             --------------------------------------------------------

             (a) Any Manager may be removed either: (i) for cause by the action of at least two-thirds of the remaining Managers, including in the case of a Disinterested Manager a majority of the remaining Disinterested Managers; (ii) by failure to be re-elected by the Members at a meeting of Members duly called by the Managers for such purpose; or (iii) for cause by the affirmative vote of a Supermajority of Members. The removal of a Manager shall in no way derogate from any rights or powers of such Manager, or the exercise thereof, or the validity of any actions taken pursuant thereto, prior to the date of such removal.


             (b) The remaining Managers shall designate a successor Manager to fill any vacancy existing in the number of Managers fixed pursuant to Section
4.1 resulting from removal of a Manager, provided however that in the case of a Disinterested Manager, only the remaining Disinterested Managers may designate a successor Disinterested Manager. Any such successor Manager shall hold office until his or her successor has been approved and duly elected.


             (c) Any removal of a Manager shall not affect any rights or liabilities of the removed Manager that matured prior to such removal.


        4.5 Incapacity of a Manager.
            -----------------------


             (a) In the event of the Incapacity of a Manager, the business of the Company shall be continued by the remaining Managers. The remaining Managers shall, within 90 days, call a meeting of the Board of Managers for the purpose of designating a successor Manager. Any such successor Manager shall hold such office until his or her successor has been approved and elected by the Members. The Managers shall make such amendments to the certificate of formation and execute and file for recordation such amendments or other documents or instruments as are necessary and required by the Act or this Agreement to reflect the fact that such Incapacitated Manager has ceased to be a Manager and the appointment of such successor Manager.


             (b) In the event of the Incapacity of all Managers, an appropriate officer shall as promptly as practicable convene a meeting of Members for the purpose of electing new Managers nominated by the Managing Member. Upon the Incapacity of a Manager, the Manager shall immediately cease to be a Manager.

             (c) Any such termination of a Manager shall not affect any rights or liabilities of the Incapacitated Manager that matured prior to such Incapacity.


        4.6 Continuation. In the event of the withdrawal, removal, Incapacity or retirement of a Manager, the Company shall not be dissolved and the business of the Company shall be continued by the remaining Managers.


        4.7 Board of Managers Powers. Subject to the terms hereof, the Board of Managers shall have full and complete discretion in the management and control of the affairs of the Company, shall make all decisions affecting Company affairs and shall have all of the rights, powers and obligations of a managing member of a limited liability company under the Act and otherwise as provided by law. The Board of Managers shall provide overall guidance and supervision with respect to the operations of the Company, shall perform all duties imposed on the directors of registered investment companies by the Investment Company Act, and shall monitor the activities of the appropriate officers, the Investment Adviser, the Managing Member and any administrator to the Company and distributor of the Company's securities. Except as otherwise expressly provided in this Agreement, the Board of Managers is hereby granted the right, power and authority to do on behalf of the Company all things which, in its sole judgment, are necessary or appropriate to manage the Company's affairs and fulfill the purposes of the Company. Any determination as to what is in the interests of the Company made by the Managers in good faith shall be conclusive. In construing the provisions of this Agreement, the presumption shall be in the favor of a grant of power to the Managers. The powers of the Managers include, by way of illustration and not by way of limitation, the power and authority from time to time to do the following:


            (a) identify, acquire (whether from an issuer or in a secondary transaction), hold, manage, own, sell, transfer, convey, assign, exchange, distribute or otherwise dispose of any investment in an Underlying Fund, including without limitation, an investment that may generate "unrelated business taxable income" (as defined in Section 512 of the Code) or "effectively connected income" (as defined in Section 864(c) of the Code) or other asset of the Company and employ one or more Investment Advisers to do the same;


            (b) incur all expenses permitted by this Agreement;


            (c) to the extent that funds are available, cause to be paid all expenses, debts and obligations of the Company;

            (d) appoint and dismiss such Persons to serve as officers of the Company ("Appropriate Officers") and Managing Member of the Company with such powers and authority as may be provided to such Persons by the Board of Managers or by this Agreement;


            (e) employ and dismiss from employment such agents, employees, managers, accountants, attorneys, consultants and other Persons necessary or appropriate to carry out the business and affairs of the Company, whether or not any such Persons so employed are affiliated persons of any Manager, and to pay such compensation to such Persons as is competitive with the compensation paid to unaffiliated Persons in the area for similar services;


            (f) subject to the indemnification provisions in this Agreement and the provisions of the Tax Matters Partner in this Agreement and under applicable law, pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or settle, upon such terms it deems sufficient, any obligation, suit, liability, cause of action or claim, including tax audits, either in favor of or against the Company;


            (g) enter into any sales, distribution, agency, or dealer agreements, and escrow agreements, with respect to the sale of Units and provide for the distribution of such Units by the Company through one or more Persons (which may be affiliated persons of a Manager or Managers), or otherwise; borrow money and issue multiple classes of senior indebtedness or a single class of Interests senior to the Units to the extent permitted by the Investment Company Act and repay, in whole or in part, any such borrowing or indebtedness and repurchase or retire, in whole or in part, any such Interests senior to the Units; and in connection with such loans or senior instruments to mortgage, pledge, assign or otherwise encumber any or all properties or assets owned by the Company, including any income therefrom, to secure such borrowing or provide repayment thereof;


            (h) establish and maintain accounts with financial institutions, including federal or state banks, brokerage firms, trust companies, savings and loan institutions or money market funds;


            (i) make temporary investments of Company capital in short-term investments;


            (j) establish valuation principles and periodically apply such principles to the Company's investment portfolio;

            (k) to the extent permitted by the Investment Company Act, designate and appoint one or more agents for the Company who shall have such authority as may be conferred upon them by the Board of Managers and who may perform any of the duties of, and exercise any of the powers and authority conferred upon, the Board of Managers hereunder including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Company;


            (l) prosecute, protect, defend, or cause to be protected and defended, or abandon, any patents, patent rights, copyrights, trade names, trademarks and service marks, and any applications with respect thereto, that may be held by the Company;


            (m) take all reasonable and necessary actions to protect the secrecy of and the proprietary rights with respect to any know-how, trade secrets, secret processes or other proprietary information and to prosecute and defend all rights of the Company in connection therewith;


            (n) subject to the other provisions of this Agreement, to enter into, make and perform such contracts, agreements, and other undertakings, and to do such other acts, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business contemplated by this Agreement, including, without in any manner limiting the generality of the foregoing, contracts, agreements, undertakings, and transactions with any Member, Manager, Appropriate Officer, Managing Member or Investment Adviser or with any other person, firm, or corporation having any business, financial, or other relationship with any Member, Manager, Appropriate Officer, Managing Member or Investment Adviser, provided, however, such transactions with such Persons and entities (i) shall only be entered into to the extent permitted under the Investment Company Act and (ii) shall be on terms no less favorable to the Company than are generally afforded to unrelated third parties in comparable transactions;


            (o) purchase, rent or lease equipment for Company purposes;


            (p) purchase and maintain, at the Company's expense, liability and other insurance to protect the Company's assets from third party claims; and cause the Company to purchase or bear the cost of any insurance covering any potential liabilities of the Members, Managers, Appropriate Officers, Managing Member, Investment Adviser or agents of the Company, or officers, employees, directors, members or partners of the Investment Adviser or any agent of the Company;


            (q) cause to be paid any and all taxes, charges and assessments that may be levied, assessed or imposed upon any of the assets of the Company;

            (r) make or cause to be made any election on behalf of the Company under the Code and other tax laws and supervise the preparation and filing of all tax and information returns that the Company may be required to file;


            (s) take any action that may be necessary or appropriate for the continuation of the Company's valid existence as a limited liability company under the laws of the State of Delaware and of each other jurisdiction in which such existence is necessary to protect the limited liability of the Members or to enable the Company to conduct the business in which it is engaged;

            (t) admit Members to the Company in accordance with Section 7.1; admit an assignee of a Member's Interest to be a Substituted Member in the Company, pursuant to and subject to the terms of Section 11.5, without the consent of any Member; admit additional Persons as members by creating and issuing Units or other equity interests from time to time with terms of admission or issuance providing for the creation of different classes, groups or series of membership interests having different rights, powers and duties, which rights, powers and duties may be senior, pari passu or junior to the rights, powers and duties of the Units, as determined by the Board of Managers without the consent of Members;


            (u) value the assets of the Company from time to time pursuant to and consistent with the policies of the Company with respect thereto as in effect from time to time;


            (v) delegate all or any portion of its rights, powers and authority to any committee or subset of the Board of Managers, or to any Investment Adviser, Managing Member, Appropriate Officer or agent of the Company, subject to the control and supervision of the Managers; and


            (w) perform all normal business functions, and otherwise operate and manage the business and affairs of the Company, in accordance with and as limited by this Agreement.


        4.8 Annual and other Regular Meetings of the Board of Managers. An annual meeting of the Board of Managers shall be held without notice other than this provision. The Board of Managers may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of the annual meeting and any additional regular meetings without notice other than such resolution.

        4.9 Special Meetings of the Board of Managers. Special meetings of the Board of Managers may be called by an Appropriate Officer or the Chairman of the Board of Managers, or, if no such Chairman exists, at the request of any two Managers. The person or persons authorized to call special meetings of the Board of Managers may fix any place, either within or without the State of Delaware, as the place for holding any special meeting of the Board of Managers called by them.


        4.10 Notice of Meetings of the Board of Managers. Written notice of any meeting of the Board of Managers shall be given as follows:


             (a) By mail to each Manager at the Manager's mailing address at least five business days prior to the meeting; or


             (b) By personal delivery, e-mail or facsimile transmission at least three business days prior to the meeting to each Manager.

             If mailed by post, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed, with postage thereon prepaid. If notice be given by e-mail or facsimile transmission such notice shall be deemed to be delivered when the e-mail or facsimile transmission is transmitted by the sender.

             (c) Any Manager may waive notice of any meeting. The attendance of a Manager at any meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.


        4.11 Quorum for Board of Managers Meetings. A majority of the number of Managers shall constitute a quorum for the transaction of business at any meeting of the Board of Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without further notice.


        4.12 Manner of Acting for Board of Managers. Except as otherwise required by the Act, the Investment Company Act or this Agreement the act of the majority of the Managers present at a meeting at which a quorum is present shall be the act of the Board of Managers. Each Manager shall be entitled to one vote upon all matters submitted to the Board of Managers.


        4.13 Written Consent by Board of Managers. Unless otherwise required by the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Managers or by a committee thereof may be taken without a meeting, without prior notice and without a vote if the members of the Board of Managers or such committee that would be required to approve such action at a meeting consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Managers or such committee.


        4.14 Participation by Electronic Means by Board of Managers. Any Manager may participate in a meeting of the Board of Managers or any committee thereof in person or by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear and speak to each other at the same time. Except for purposes of the Investment Company Act, such participation shall constitute presence in person at the meeting.

        4.15 Committees of Managers. By resolution adopted by the Board of Managers, the Board of Managers may designate two or more Managers to constitute a committee, any of which shall have such authority in the management of the Company as the Board of Managers shall designate.


        4.16 Manager Presumption of Assent. A Manager of the Company who is present at a meeting of the Board of Managers at which action on any matter taken shall be presumed to have assented to the action taken unless a dissent shall be entered in the minutes of the meeting or unless the Manager files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.


        4.17 Manager Power to Bind Company. Unless the Board of Managers consists of one Manager, no Manager (acting in his capacity as such) shall have any authority to bind the Company to any third party with respect to any matter except pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board of Managers by the affirmative vote required for such matter pursuant to the terms of this Agreement.


        4.18 Liability of the Managers. No Manager shall be: (i) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment decree or order of a court; (ii) obligated to cure any deficit in any Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company.

        4.19 Reliance by Third Parties. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board of Managers, the Appropriate Officers and the Managing Member of the Company herein set forth.


        4.20 Appointment of Auditors. Subject to the approval or ratification of the Members and the Disinterested Managers, if and to the extent required under the Investment Company Act, the Board of Managers, in the name and on behalf of the Company, is authorized to appoint independent certified public accountants for the Company.


        4.21 Contracts with Affiliates. The Board of Managers may, on behalf of the Company subject to approval by a majority of the Managers who do not have an interest in the contract and a majority of the Disinterested Managers and to compliance with the Investment Company Act, enter into contracts for goods or services with any affiliate of a Manager, Member, Appropriate Officer, Investment Adviser or any other person, provided that the charges for such goods or services do not exceed those charged by unaffiliated Persons in the area for similar goods and services.


        4.22 Obligations of the Managers. The Managers shall devote such time and effort to the Company business as, in their judgment, may be necessary or appropriate to oversee the affairs of the Company.


        4.23 Other Business of Managers. Any Manager and any affiliate of any Manager may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others, whether such ventures are competitive with the Company or otherwise. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement or the company relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper. Neither the Managers nor any affiliate of any Manager shall be obligated to present any investment opportunity to the Company. Neither the Managing Member nor the Investment Adviser will organize a new pooled investment fund (other than Excelsior Buyout Partners, LLC) with objectives substantially similar to those of the Company until such time as 75% of the Capital Contributions are invested or committed to Underlying Funds.


        4.24  Limitations on Board of Managers and Appropriate Officers.
              ---------------------------------------------------------


              (a) Notwithstanding anything expressed or implied to the contrary in this Agreement (other than Article XI), the Board of Managers and the Appropriate

Officers shall not authorize or otherwise cause or allow the Company to purchase all or any portion of any Member's Interest (or any attributes thereof).


              (b) Notwithstanding anything expressed or implied to the contrary in this Agreement, the Board of Managers and the Appropriate Officers shall not
(i) participate in the establishment of a secondary market (or the substantial equivalent thereof) with respect to the Interests for purposes of Treasury Regulation ss.1.7704-1(d)(1) or (ii) take any action that would have the effect of causing the Company (A) to be treated as a publicly traded partnership for purposes of Section 7704(b) of the Code or (B) otherwise to be treated as a corporation for federal income tax purposes.

                                   ARTICLE V.

                               INVESTMENT ADVISER
                               ------------------


        5.1 The Investment Adviser. The Board of Managers shall, on behalf of the Company, retain the Investment Adviser to manage the Company's investments pursuant to the terms of the Investment Advisory Agreement. The Members acknowledge and agree that, so long as the Investment Advisory Agreement (or a successor agreement) is in effect, the Board of Managers and/or the Managing Member shall delegate the authority to make such investment, disposition and management decisions, including the authority to approve all investments in Underlying Funds and/or all dispositions thereof, to the Investment Adviser. Notwithstanding anything herein to the contrary, so long as the Investment Advisory Agreement (or a successor agreement) is in effect, the Board of Managers shall have no responsibility for making any investment, disposition or management decisions on behalf of the Company, but shall be responsible for monitoring the performance of the Investment Adviser in accordance with the Investment Advisory Agreement.



                                  ARTICLE VI.

                                   OFFICERS
                                   --------


        6.1 Appropriate Officers. The day-to-day management and operation of the Company and its business shall be the responsibility of the Appropriate Officers of the Company, subject to the supervision and control of the Board of Managers. The Appropriate Officers shall, subject to the supervision and control of the Board of Managers, exercise all powers necessary and convenient for the purposes of the Company, on behalf and in the name of the Company. Notwithstanding anything to the contrary contained herein, the acts of an Appropriate Officer in carrying on the business of the Company as authorized herein shall bind the Company.

            The Appropriate Officers of the Company shall be chosen by the Board of Managers and shall include a President, a Secretary and a Treasurer. The Board of Managers may also choose a Chairman of the Board of Managers (who must be a Manager) and the following additional Appropriate Officers: a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, and one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Managers shall determine), Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law. The officers of the Company need not be Members of the Company nor, except in the case of the Chairman of the Board, need such officers be Managers of the Company.


        6.2 Election of Officers. The Board of Managers shall elect the officers of the Company who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Managers; and all officers of the Company shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Managers may be removed at any time, with or without cause, by the affirmative vote of the Board of Managers or upon the Incapacity of such officer. Any vacancy occurring in any office of the Company shall be filled by the Board of Managers. The salaries of all officers of the Company shall be fixed by the Board of Managers. The Board of Managers may delegate such duties to any such officers or other employees, agents and consultants of the Company as the Board of Managers deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.


        6.3 Voting Securities Owned by the Company. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Company may be executed in the name of and on behalf of the Company by the President or any Vice President or any other officer authorized to do so by the Board of Managers and any such officer may, in the name of and on behalf of the Company, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any entity in which the Company may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Company might have exercised and possessed if present. The Board of Managers may, by resolution, from time to time confer like powers upon any other person or persons.


        6.4 Chairman of the Board of Managers. The Chairman of the Board of Managers, if there be one, shall preside at all meetings of the Members and of the Board of Managers. The Chairman of the Board of Managers shall be selected from time to time by the Board of Managers. The Chairman of the Board of Managers shall possess the same power as the President to sign all contracts, certificates and other instruments of the Company which may be authorized by the Board of Managers. During the absence or disability of the President, the Chairman of the Board of Managers shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Managers shall also perform such other duties and may exercise such other powers as may from time to time be assigned by this Agreement or by the Board of Managers.


        6.5 President. The President shall, subject to the control of the Board of Managers and, if there be one, the Chairman of the Board of Managers, have general supervision of the business of the Company and shall see that all orders and resolutions of the Board of Managers are carried into effect. The President or, when authorized by this Agreement, the Board of Managers or the President, the other officers of the Company shall execute all bonds, mortgages, contracts, documents and other instruments of the Company. In the absence or disability of the Chairman of the Board of Managers, or if there be none, the President, shall preside at all meetings of the Members and the Board of Managers. Unless the Board of Managers shall otherwise designate, the President shall be the Chief Executive Officer of the Company. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by this Agreement or by the Board of Managers.


        6.6 Vice Presidents. At the request of the President or in the President's absence or in the event of the President's inability or refusal to act (and if there be no Chairman of the Board of Managers), the Vice President, or the Vice Presidents if there is more than one (in the order designated by the Board of Managers), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers and duties as the Board of Managers, the Chairman of the Board of Managers or the President from time to time may prescribe. The Vice President shall act under the supervision of the President. If there be no Chairman of the Board of Managers and no Vice President, the Board of Managers shall designate the officer of the Company who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

        6.7 Secretary. The Secretary shall attend all meetings of the Board of Managers and all meetings of Members and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Managers when required. The Secretary shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Board of Managers, and shall perform such other duties as may be prescribed by the Board of Managers, the Chairman of the Board of Managers or the President, under whose supervision the Secretary shall act. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the Members and special meetings of the Board of Managers, and if there be no Assistant Secretary, then either the Board of Managers or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Company, if any, and the Secretary or any Assistant

Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Secretary may give general authority to any other officer to affix the seal of the Company and to attest to the affixing by such officer's signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.


        6.8 Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Managers, taking proper vouchers for such disbursements, and shall render to the President and the Board of Managers, at its regular meetings, or when the Board of Managers so requires, an account of all transactions as Treasurer and of the financial condition of the Company. If required by the Board of Managers, the Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Company, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Company.


        6.9 Assistant Secretaries. Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of the Secretary's disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.


        6.10 Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer's disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Managers, an Assistant Treasurer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Managers for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Company, in case of the Assistant Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer's possession or under the Assistant Treasurer's control belonging to the Company.

        6.11 Other Officers. Such other officers as the Board of Managers may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Managers, the Chairman of the Board of Managers or the President. The Board of Managers may delegate to any other officer of the Company the power to choose such other officers and to prescribe their respective duties and powers.

                                  ARTICLE VII.

                            CONTRIBUTIONS TO CAPITAL
                            ------------------------

        7.1 Closings and Initial Capital Contributions.
            ------------------------------------------

            (a) The Company shall have one or more closings (each a "Closing") at which time Persons may be admitted as Members of the Company pursuant to the terms hereof and existing Members may be offered the opportunity to increase their Capital Contributions. The first Closing (the "Initial Closing") shall occur on such date as determined by the Managers in their sole discretion and all subsequent Closings (each an "Additional Closing") shall occur on such date(s) as may be determined by the Managers in their sole discretion (the "Additional Closing Dates"); provided however, that the last Closing shall occur no later than September 30, 2003, which date may be accelerated or delayed by the Managers in their sole discretion (the "Final Closing Date"). Schedule A hereto shall be amended following each Closing to reflect the identity of the Members and their respective Capital Contributions.

            (b) Capital Contributions by the Members shall be made in dollars by wire transfer of federal funds to an account or accounts of the Company as specified by the Company or in such other manner as the Company may direct. No Member shall be entitled to any interest or compensation by reason of his, her or its Capital Contribution or by reason of being a Member. No Member shall be required to lend any funds to the Company.

            (c) In the event that one or more Persons are admitted as Members of the Company at Additional Closings, the Company may, in the discretion of the Managers, distribute to those Members admitted on the Initial Closing Date or on an Additional Closing Date interest or other amounts earned by the Company with respect to its investments between the Initial Closing Date (or on a prior Additional Closing Date, as applicable) and such Additional Closing Date. Each Member admitted at Additional Closings shall bear their pro rata share of the Company organizational and operating expenses charged after the Initial Closing Date but prior to such Members admission.

            (d) Investments totaling the aggregate Capital Contributions in the Underlying Funds shall be made as soon as practicable after receipt of the Capital Contributions, and investments totaling at least 50% of the aggregate Capital Contributions shall be made in the Underlying Funds (or commit for investment) on or before the second anniversary of the Final Closing Date.

        7.2 Return of Capital. Except as expressly provided in the Agreement, no Member shall be entitled to withdraw any part of its Capital Contribution, to receive interest or other earnings on its Capital Contributions, or to receive any distributions from the Company, nor shall any Member have priority over any other Member either as to the return of such Member's capital or as to profits, losses or distributions.

        7.3 Liability of the Members and the Managing Member. Except for the obligations hereunder and under the Subscription Agreements, the liability of the Members shall be limited to the maximum extent permitted by the Act. In no event shall the Members be obligated to make contributions in excess of their respective Capital Contributions. If a Member is required under the Act to return to the Company or pay, for the benefit of creditors of the Company, amounts previously distributed to such Member, the obligation of such Member to return or pay any such amount to the Company shall be the obligation of such Member and not the obligation of the Managing Member and the Managers. The liability of the Managing Member shall be limited to the maximum extent permitted by the Act.

                                 ARTICLE VIII.

                 DISTRIBUTIONS, CAPITAL ACCOUNTS AND ALLOCATIONS

        8.1 Percentage Interests. There shall be established for each Member on the books of the Company a percentage interest, which shall be determined by (i) dividing the amount of such Member's Capital Contributions by the sum of the Capital Contributions of all the Members and (ii) multiplying such quotient by 100 ("Percentage Interest"). The sum of the Percentage Interests shall equal
100. The Percentage Interests of the Members shall be set forth on Schedule A hereto, as adjusted from time to time by the Managers to reflect the Members' Capital Contributions.

        8.2 Distributions.

            (a) The Company shall make distributions of available cash (net of reserves that the Managers deem reasonable) or other net investment proceeds to the Members at such times and in such amounts as determined by the Managers in their sole discretion in accordance with the Members' respective Percentage Interests at the time of such distribution. Such distributions will be paid to the Members in the following order of priority:

                (i) First, 100% to the Members pro rata in accordance with their respective Percentage Interests until aggregate distributions to the Members under this Section 8.2(a)(i) equal the sum of (x) their Capital Contributions and (y) an 8% annual cumulative return on their unreturned Capital Contributions as of the date of such distribution (the "Preferred Return");

                (ii)  Second,  100%  to  the  Investment   Adviser,   until  the
        Investment   Adviser  has   received  an  amount  equal  to  5%  of  all
        distributions to the Members under Section 8.2(a)(i)(y); and

                (iii) Third, (x) 95% to the Members pro rata in accordance with their respective Percentage Interests, and (y) 5% to the Investment Adviser.

            (b) Distributions pursuant to this Section 8.2 shall take the form of cash only.

        8.3 Valuation. The value of any asset of the Company shall be determined in good faith in the sole discretion of the Managers based upon all available relevant information. The Managers shall be entitled to rely on any valuations provided to it by the Underlying Funds, but shall not be bound by such valuations.

        8.4 Capital Accounts. A capital account ("Capital Account") shall be established and maintained on the Company's books with respect to each Member, in accordance with the provisions of Treasury Regulations Section 1.704-1(b), including the following:

            (a) Each Member's Capital Account shall be increased by: (i) the amount of that Member's Capital Contribution; (ii) the amount of Net Profit (or items thereof) allocated to that Member; and (iii) any other increases required by the Treasury Regulations.

            (b) Each Member's Capital Account shall be decreased by: (i) the amount of Net Loss (or items thereof) allocated to that Member; (ii) all cash amounts distributed to that Member pursuant to this Agreement, other than any amount required to be treated as a payment for property or services for federal income tax purposes; (iii) the fair market value of any property distributed in kind to that Member (net of any liabilities secured by such distributed property that such Member is considered to assume or take subject to for federal income tax purposes); and (iv) any other decreases required by the Treasury Regulations.

            (c) All provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the Code and Treasury Regulations thereunder and shall be interpreted and applied in a manner consistent with such law. The Managers shall make any necessary modifications to this Section 8.4 in the event unanticipated events occur that might otherwise cause this Agreement not to comply with such law or any changes thereto.

        8.5 Negative Capital Accounts. Except as may be required by law, no Member shall be required to reimburse the Company for any negative balance in such Member's Capital Account.

        8.6 Allocations to Capital Accounts.

            (a) Member Allocations. Except as provided in this Agreement, all Net Profit (and items thereof) and all Net Loss (and items thereof) shall be allocated among the Members in accordance with this Section 8.6. Net Profit shall be allocated among the Members as follows:

                (i) First, to the Members, until the aggregate amount of Net Profits allocated to them for such Fiscal Year (or other periods) and all prior Fiscal Years (or other periods) is equal to the aggregate amount of Net Losses allocated to them pursuant to Section 8.6(b)(i) for all prior Fiscal Years (or other periods) which are in excess of that which would have been allocated but for the proviso in Section 8.6(b)(i); such allocation to be in the proportion that such Net Losses allocated to each of them pursuant to that Section 8.6(b)(i) bears to the Net Losses allocated to all of them pursuant to that Section 8.6(b)(i).


                (ii) Second, to the Members pro rata in accordance with their respective Percentage Interests, to the extent of the return of capital and Preferred Return distributed pursuant to Section 8.2(a)(i);

                (iii) Third, to the Investment Adviser until the Investment Adviser has been allocated an amount of Net Profit equal to 5% of the sum of the aggregate distributions made to all Members under Section 8.2(a)(i).

                (iv) Fourth, (x) 95% to the Members pro rata in accordance with their respective Percentage Interests and (y) 5% to the Investment Adviser.

            (b) Net Loss. Net Loss (and items thereof) for any Fiscal Year (or other period) shall be allocated among the Members as follows.

                (i) First, to the Members in accordance with their respective Percentage Interests, to the extent of and in the same proportions as provided in Section 8.6(a); provided that in no event shall Net Loss be allocated to any Member at a percentage thereof that is less than such Member's Percentage Interest, except to the extent permitted by Section 8.6(c) or, if determined by the Managing Member in its sole discretion, by the Treasury Regulations; and

                (ii) Second, to the Members pro rata in accordance with their respective Percentage Interests.

            (c) Additional Rule. In furtherance and not in limitation of Sections 8.6(a) and (b), and except as otherwise provided in this Agreement, the Managers may, in their sole and absolute discretion, allocate Net Profit (and items thereof) and Net Loss (and items thereof) for any Fiscal Year in a manner that the Managers deem necessary or appropriate in order to effectuate the intended economic sharing arrangement of the Members as reflected in this
Article VIII.

            (d) Regulatory and Related Allocations. Notwithstanding anything expressed or implied to the contrary in this Agreement, the following special allocations shall be made in the following order:

                (i) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share of the net decrease in such Partnership Minimum Gain, as determined in accordance with Treasury Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to the Members pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This Section 8.6(d)(i) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                (ii) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulations Section 1.704-2, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to Partner Nonrecourse Debt during any Fiscal Year, each Member shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member's share, if any, of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Member's Partner Nonrecourse Debt, as determined in accordance with Treasury Regulations Section 1.704-2(i). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2. This
        Section 8.6(d)(ii) is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations and shall be interpreted consistently therewith.

                (iii) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) with respect to such Member's Capital Account, items of Company income and gain shall be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible; provided, however, that an allocation pursuant to this Section 8.6(d)(iii) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8.6 have been tentatively made as if this Section 8.6(d)(iii) were not in this
        Agreement. This Section 8.6(d)(iii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulations
        Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                (iv) Gross Income Allocation. In the event any Member has an Adjusted Capital Account Deficit, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate such Member's Adjusted Capital Account Deficit as quickly as possible; provided, however, that an allocation pursuant to this
        Section 8.6(d)(iv) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 8.6 other than Section  8.6(d)(iii)  have been  tentatively  made as if this
        Section 8.6(d)(iv) were not in this Agreement.

                (v) Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be allocated to the Members in proportion to their respective Capital Contributions.

                (vi) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year shall be allocated to the Member who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2.

                (vii) Loss Allocation Limitation. No allocation of Net Loss (or items thereof) shall be made to any Member to the extent that such allocation would create or increase an Adjusted Capital Account Deficit with respect to such Member.

            (e)  Curative  Allocations.  The  allocations  set forth in  Section
8.6(d) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations under Section 704 of the Code. Notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Company items of income, gain, loss, deduction and expense among the Members so that, to the extent possible, the net amount of such allocations of other Company items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Members pursuant to this
Section 4.6 if the Regulatory Allocations had not occurred.

            (f)  Section  754  Adjustments.  Pursuant  to  Treasury  Regulations
Section 1.704-1(b)(2)(iv)(m), to the extent an adjustment to the adjusted tax basis of any Company asset under Section 734(b) or Section 743(b) of the Code is required to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations.

            (g) Transfer of or Change in Membership Interests. The Managers are authorized to adopt any convention or combination of conventions likely to be upheld for federal income tax purposes regarding the allocation and/or special allocation of items of Company income, gain, loss, deduction and expense with respect to a newly issued Membership Interest, a transferred Membership Interest and a redeemed Membership Interest. Upon admission as a Substituted Member, a transferee of a Membership Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the transferred Membership Interest.

            (h) Certain Expenses. Syndication and organization expenses, as defined in Section 709 of the Code (and, to the extent necessary as determined in the sole discretion of the Managers, any other items) shall be allocated to the Capital Accounts of the Members so that, as nearly as possible, the cumulative amount of such syndication and organization expenses (and other items, if relevant) allocated with respect to each dollar of Capital Contribution for each Member is the same amount.

            (i) Allocation Periods and Unrealized Items. Subject to applicable Treasury Regulations and other applicable law and notwithstanding anything expressed or implied to the contrary in this Agreement, the Managers may, in their sole discretion, determine allocations to Capital Accounts based on an annual, quarterly or other period and/or on realized and unrealized net increases or net decreases (as the case may be) in the fair market value of Company property.

        8.7 Tax Allocations.

            (a) Items of Company income, gain, loss, deduction and expense shall be allocated, for federal, state and local income tax purposes, among the Members in the same manner as the Net Profit (and items thereof) and Net Loss (and items thereof) of which such items are components were allocated pursuant to Section 8.6; provided, however, that tax allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, to the extent so required thereby.

            (b) Allocations pursuant to this Section 8.7 are solely for federal, state and local income tax purposes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Net Profit (and items thereof) or Net Loss (and items thereof).

            (c) The Members are aware of the tax consequences of the allocations made by this Section 8.7 and hereby agree to be bound by the provisions of this
Section 8.7 in reporting their shares of items of Company income, gain, loss, deduction and expense.

        8.8 Determinations by the Managers. All matters concerning the computation of Capital Accounts, the allocation of Net Profit (and items thereof) and Net Loss (and items thereof), the allocation of items of Company income, gain, loss, deduction and expense for tax purposes and the adoption of any accounting procedures not expressly provided for by the terms of this Agreement shall be determined by the Managers in their sole discretion. Such determination shall be final and conclusive as to all the Members. Notwithstanding anything express or implied to the contrary in this Agreement, in the event the Managers shall determine, in their sole discretion, that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to effectuate the intended economic sharing arrangement of the Members as reflected in Article VIII, the Managers may make such modification without the approval of Members.

        8.9 Tax Matters Partner. The Managing Member shall act as "tax matters partner" of the Company within the meaning of Section 6231(a)(7) of the Code and in any similar capacity under applicable state or local tax law. All expenses incurred by the Managing Member while acting in such capacity shall be paid or reimbursed by the Company. A Member shall promptly notify the Managing Member of any intention to: (i) file a notice of inconsistent treatment under Section 6222(b) of the Code; (ii) file a request for administrative adjustment of Company items; (iii) file a petition with respect to any Company item or other tax matters involving the Company; or (iv) enter into a settlement agreement with the Secretary of the Treasury with respect to any Company items.

                                  ARTICLE IX.

                                COMPANY EXPENSES
                                ----------------

        9.1 Company Expenses.

            (a) As between the Managing Member and the Company, the Managing Member shall be solely responsible for and shall pay all Managing Member Expenses. Similarly, the Investment Adviser shall be solely responsible for and shall pay all Investment Adviser Expenses. Managing Member Expenses and Investment Adviser Expenses shall not be treated as expenses of the Company and the payment thereof shall not be accounted for as contributions to or income of the Company and shall in no way affect the Capital Contributions or Capital Account of any Member hereunder. As used herein, the terms "Managing Member Expenses" and "Investment Adviser Expenses" mean:

                (i) all compensation of officers, members and employees of the Managing Member or the Investment Adviser, as applicable, or their members and related overhead expenses (including office and related expenses);

                (ii) the fees of any distributor or selling agent; and

                (iii) all organizational expenses in excess of the limits set forth in Section 9.1(b)(i).

            (b) The Company shall be responsible for and shall pay all Company Expenses. As used herein, the term "Company Expenses" means all expenses or obligations of the Company or otherwise incurred by the Managing Member or the Investment Adviser in connection with this Agreement, including the following (except to the extent they constitute Managing Member Expenses or Investment Adviser Expenses):

                (i) expenses related to the organization of the Company and the offering of the Membership Interests, up to a maximum of $450,000;

                (ii) the Management Fee;

                (iii) compensation of each Manager who is not an officer, director or employee of the Investment Adviser or its affiliates for services rendered to the Company in such amounts as may be determined from time to time by the Disinterested Managers. Subject to compliance with the Investment Company Act, the Board of Managers may establish pensions, profit sharing, Unit purchase and other retirement, incentive or benefit plans for Managers;

                (iv) compensation of each administrator, transfer agent, custodian, accountant, attorney and other agent or independent contractor duly engaged by or on behalf of the Company to provide such services to the Company or it Members. The approval of any contract or agreement pursuant to which a Person serves as a principal underwriter to the Company shall be subject to the applicable requirements of the Investment Company Act.;

                (v) all costs and expenses related to the business of the Company, including, without limitation, all costs and expenses incurred in connection with meetings of the Members;

                (vi) all costs and expenses related to the engagement of third-party consultants and advisors by the Company, including, without limitation, attorneys, accountants, auditors and consultants;

                (vii) the Company's share of third party out-of-pocket expenses incurred by the Investment Adviser and the Company in connection with investments in Underlying Funds or any proposed investments that are not consummated;

                (viii) all administrative expenses of the Company, including the maintenance of books and records of the Company, obtaining independent valuations or appraisals of investments in Underlying Funds, the preparation and dispatch to the Members of checks, financial reports, performance reports, tax returns and notices required pursuant to this Agreement;

                (ix) all expenses incurred in connection with the registration, qualification or exemption of the Company under any applicable Federal, state or local law;

                (x) all expenses incurred in connection with any litigation involving the Company (including the cost of any investigation and preparation) and the amount of any judgment or settlement paid in connection therewith;

                (xi) Subject to Section 10.1, all expenses for indemnity or contribution payable by the Company to any Person;

                (xii) all expenses incurred in connection with the collection of amounts due to the Company from any Person;

                (xiii) all expenses incurred in connection with the preparation of amendments to this Agreement;

                (xiv) all expenses incurred in connection with the dissolution and liquidation of the Company; and

                (xv) amounts required to maintain reasonable working capital.

In  no  event  shall  the  Managing   Member  be  entitled  to  any  duplicative
reimbursements for Company Expenses.

        (c) Except for those expenses described in Sections 9.1(b)(x)-(xv) hereof ("Extraordinary Expenses"), the Company Expenses payable by the Company for any Fiscal Year, inclusive of the Management Fee, shall not exceed 2% of the net asset value of the Company. The maintenance of the preceding expense cap is pursuant to the Investment Advisory Agreement.

                                   ARTICLE X.

                                 INDEMNIFICATION
                                 ---------------

        10.1 Indemnification.

            (a) Neither the Managers, the Managing Member, the Investment Adviser or any of their respective Affiliates, principals, members, shareholders, partners, officers, directors, employees, agents and representatives (each an "Indemnified Person") shall have any liability, responsibility or accountability in damages or otherwise to any Member or the Company for, and the Company agrees, to the fullest extent permitted by law, to indemnify, pay, protect and hold harmless each Indemnified Person from and against, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, all reasonable costs and expenses of attorneys, defense, appeal and settlement of any and all suits, actions or proceedings instituted or threatened against the Indemnified Persons or the Company) and all costs of investigation in connection therewith which may be imposed on, incurred by, or asserted against the Indemnified Persons or the Company in any way relating to or arising out of, or alleged to relate to or arise out of, any action or inaction on the part of the Company, on the part of the Indemnified Persons when acting on behalf of the Company or otherwise in connection with the business or affairs of the Company, or on the part of any agents when acting on behalf of the Company (collectively, the "Indemnified Liabilities"); provided that the Company shall not be liable to any Indemnified Person for any portion of any Indemnified Liabilities which results from such Indemnified Person's willful misconduct, bad faith or gross negligence in the performance of his, her or its duties or by reason of his, her or its reckless disregard of his, her or its obligations and duties. The indemnification rights provided for in this Section 10.1(a) shall survive the termination of the Company or this Agreement. Any indemnification rights provided for in this
Section 10.1(a) shall be retained by any removed, resigned or withdrawn Manager, Managing

Member or Investment Adviser or agent and its constituent Indemnified Persons. Any indemnification rights provided for in this Section 10.1(a) shall also be retained by any Person who has acted in the capacity of officer, director, partner, employee, agent, stockholder or Affiliate of an Indemnified Person after such Persons shall have ceased to hold such positions.

            (b) The right of any Indemnified Person to the indemnification provided herein shall be cumulative of, and in addition to, any and all rights to which such Indemnified Person may otherwise be entitled by contract or as a matter of law or equity and shall extend to such Indemnified Person's successors, assigns and legal representatives.

            (c) The provision of advances from Company funds to an Indemnified Person for legal expenses and other costs incurred as a result of any legal action or proceeding is permissible if (i) such suit, action or proceeding relates to or arises out of, or is alleged to relate to or arise out of, any action or inaction on the part of the Indemnified Person in the performance of its duties or provision of its services on behalf of the Company or otherwise in connection with the business or affairs of the Company; and (ii) the Indemnified Person undertakes to repay any funds advanced pursuant to this Section 10.1(c) in any case in which such Indemnified Person would not be entitled to indemnification under Section 10.1(a). If advances are permissible under this Section (c), the Indemnified Person shall furnish the Company with an undertaking as set forth in clause (ii) of this paragraph and shall thereafter have the right to bill the Company for, or otherwise request the Company to pay, at any time and from time to time after such Indemnified Person shall become obligated to make payment therefore, any and all amounts for which such Indemnified Person believes in good faith that such Indemnified Person is entitled to indemnification under Section 10.1(a). The Company shall pay any and all such bills and honor any and all such requests for payment within sixty days after such bill or request is received by the Company, and the Company's rights to repayment of such amounts shall be secured by the Indemnified Person's Interest in the Company, if any, or by such other security as the Managers may require. In the event that a final judicial (or binding arbitration)
determination is made that the Company is not so obligated in respect of any amount paid by it to a particular Indemnified Person, such Indemnified Person will refund such amount within sixty days of such final determination, and in the event that a final determination is made that the Company is so obligated in respect to any amount not paid by the Company to a particular Indemnified Person, the Company will pay such amount to such Indemnified Person within sixty days of such final determination, in either case together with interest (at the lesser of (x) the Applicable Rate and (y) the maximum rate permitted by applicable law) from the date paid by the Company until repaid by the Indemnified Person or the date it was obligated to be paid by the Company until the date actually paid by the Company to the Indemnified Person.

            (d) With respect to the liabilities of the Company, all such liabilities:

                    (1) shall be liabilities of the Company as an entity, and shall be paid or otherwise satisfied from the Company's assets; and

                    (2) except to the extent otherwise required by law, shall not in any event be payable in whole or in part by any Member, Manager, the Managing Member, or the Investment Adviser or by any director, officer, trustee, employee, agent, shareholder, beneficiary, member or partner of any of them.

        The Managers may cause the Company, at the Company's expense, to purchase insurance to insure the Indemnified Persons against liability hereunder (including liability arising in connection with the operation of the Company), including, without limitation, for a breach or an alleged breach of their responsibilities hereunder.

                                  ARTICLE XI.

            WITHDRAWALS OF MEMBERS; TRANSFERS OF MEMBERSHIP INTERESTS

        11.1 Withdrawals of Members.

            (a) A Member may not sell, withdraw, assign or transfer its Membership Interest without the prior written consent of the Managers, which the Managers may withhold in their sole discretion.

            (b) The Managers may (but shall not be required to) terminate the Membership Interest of any Member and cause that Member to withdraw from the Company at any time upon at least five Business Days prior written notice upon a determination by the Managers that the continued participation of that Member in the Company might adversely affect the Company by jeopardizing the treatment of the Company as a partnership for federal income tax purposes, or subject the Company to restrictions or other adverse consequences as a result of applicable laws or regulations. In the event that the Managers terminates a Member's Membership Interest, that Member shall immediately withdraw from the Company and cease to be a Member of the Company. Such withdrawal shall occur automatically upon termination without the necessity of any further act by the Member or any other Person. The date of termination shall be the effective date of withdrawal of the terminated Member.

            (c) The Company shall pay to the terminated Member 90% of the amount of the terminated Member's Capital Account balance (determined in accordance with the next sentence) within 90 days of termination or as soon thereafter as the Company shall have sufficient funds available and shall pay the remainder upon completion of that year's audit. The amount of the terminated Member's Capital Account shall be determined not more than three days prior to the date of termination. Such amounts paid to a terminated Member shall not be entitled to interest for any period after the date of termination.

            (d) From and after the effective date of withdrawal of a Member, such withdrawn Member shall cease to be a Member of the Company for all purposes and the Membership Interests of a withdrawn Member shall not be included in calculating the Membership Interests of the Members required to take any action under this Agreement.

        11.2 Transfers of Membership Interests.

            (a) A Member may not transfer, assign, sell, pledge, hypothecate or otherwise dispose of any of the attributes of his, her or its Membership Interest (collectively, a "Transfer"), in whole or in part, to any Person without the prior written consent of the Managers, which consent the Managers may withhold in their sole discretion, and any attempted Transfer of a Membership Interest shall be null and void ab initio unless effected in accordance with this Article XI.

            (b) Notwithstanding Section 11.2(a), the Managers will not unreasonably withhold its consent to the Transfer of a Member's Membership Interest to a family member, trust, or other similar Person or entity for estate planning purposes.

            (c) Conditions to Transfers. A Member shall be entitled to make a Transfer of all or any portion of its Interests pursuant to Section 11.2(a) only upon the Managers' determination, that the Transfer meets each of the following conditions:

                (i) such Transfer, itself or together with any other Transfers, would not result in the Company being treated as a publicly traded partnership within the meaning of Section 7704(b) of the Code (or failing any safe harbor to avoid such treatment under such Code section or the regulations promulgated thereunder) or otherwise being treated as a corporation for federal income tax purposes;

                (ii)  such  Transfer  does  not  require  the   registration  or
        qualification of such Interests pursuant to any applicable federal or state securities or "blue sky" laws;

                (iii) such Transfer does not result in a violation of other laws ordinarily applicably to such transactions;

                (iv) the transferor and purported transferee each shall have represented to the Managers in writing that such Transfer was not effected through a broker-dealer or matching agent that makes a market in Interests or that provides a readily available, regular and ongoing opportunity to Members to sell or exchange their Interests;

                (v) the transferor shall reaffirm, and the purported transferee shall affirm, in writing his, her or its agreement to indemnify as described in Section 11.4;

                (vi) no facts are known to the Managers that cause the Managers to conclude that such transfer will have a material adverse effect on the Company; and

                (vii) the transferee has agreed in writing to become a Member to and subject to all of the terms, obligations and limitations of this Agreement.

        11.3 Effect of Transfers. Upon any Transfer approved by the Managers, the transferee of the transferred Membership Interest shall be entitled to receive the distributions and allocations to which the transferring Member would be entitled with respect to such transferred Membership Interest, but shall not be entitled to exercise any of the other rights of a Member with respect to such transferred Membership Interest, including, without limitation, the right to vote, unless and until such transferee is admitted to the Company as a Substituted Member pursuant to Section 11.5.

        11.4 Transfer Indemnity. Each Member hereby agrees to indemnify and hold harmless the Company, the Managing Member, the Managers, the Investment Adviser and each other Member (and any successor or assign of any of the foregoing) from and against all taxes, costs, claims, damages, liabilities, losses and expenses (including losses, claims, damages, liabilities, costs and expenses of any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any Transfer made in contravention of the provisions of this Agreement or any misrepresentation made by such Member in connection with any purported Transfer.

        11.5 Substituted Members. No transferee of a transferred Membership Interest shall be admitted as a Member ("Substituted Member") until each of the following conditions has been satisfied:

            (a) the written consent of the Managers, which may be withheld or granted in the sole and absolute discretion of the Managers;

            (b) the execution and delivery to the Company of a counterpart of this Agreement by the Substituted Member or its agent or attorney-in-fact;

            (c) receipt by the Company of other written instruments that are in form and substance satisfactory to the Managers (as determined in its sole discretion), including, without limitation, an opinion of counsel regarding the tax or regulatory effects of such admission;

            (d) payment by the Substituted Member to the Company of an amount determined by the Managers to be equal to the costs and expenses incurred in connection with such assignment, including, without limitation, costs incurred in preparing and filing such amendments to this Agreement as may be required;

            (e) the updating of the books and records of the Company and Schedule A hereto to reflect the Person's admission as a Substituted Member; and

            (f) any other similar information or documentation as the Managers may request.

        11.6 Effect of Death, Etc. The death, retirement, withdrawal, expulsion, disability, Incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, or the occurrence of any other event under the Act that terminates the continued membership of a Member as a member of the Company, shall not cause the Company to be dissolved and its affairs to be wound up so long as the Company has at least one Member at all times. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution. The legal representatives, if any, of a

Member shall succeed as assignee to the Member's Membership Interest upon death, Incapacity, incompetency, bankruptcy, insolvency or dissolution of a Member, but shall not be admitted as a Substituted Member except under the provisions of
Section 11.5 of this Agreement and with the written consent of the Managers, which written consent the Managers may withhold in its sole discretion. The Membership Interests held by such legal representative of a Member shall not be included in calculating the Membership Interests of the Members required to take any action under this Agreement.

                                  ARTICLE XII.

                                   ACCOUNTING
                                   ----------

        12.1 Books and Records. In compliance with Section 31 of the Investment Company Act, the books and records of the Company, and a list of the names and residence, business or mailing addresses and Interests of all Members, shall be maintained at the principal executive offices of the Company or such other location as the Managers' may approve. The Company shall not be required to provide any documentation or other information to Members except that which it is required to provide under the Investment Company Act, the Act or other applicable law. Each Member shall have the right to obtain from the Company from time to time upon reasonable demand for any proper purpose reasonably related to the Member's interest as a Member of the Company, and upon paying the costs of collection, duplication and mailing, the documents and other information which the Company is required to provide under the Investment Company Act, the Act or other applicable law. Any demand by a Member pursuant to this section shall be in writing and shall state the purpose of such demand. The Company may maintain such other books and records and may provide such financial or other statements as the Managers or the Appropriate Officers in their discretion deem advisable.

        12.2 Annual Reports to Current Members. Within 60 days after the end of each Fiscal Year or as soon thereafter as practicable, the Company shall have prepared and distributed to the Members, at the expense of the Company, an annual report containing a summary of the year's activity and such financial statements and schedules as may be required by law or as the Managers may otherwise determine.

        12.3 Accounting; Tax Year.

            (a) The books and records of the Company shall be kept on the cash basis or the accrual basis, as determined by the Managers in their sole and absolute discretion. The Company shall report its operations for tax purposes on the cash method or the accrual method, as determined by the Managers in their sole and absolute discretion. The taxable year of the Company shall be the calendar year, unless the Managers shall designate another taxable year for the Company that is a permissible taxable year under the Code.

            (b) The books and records of the Company shall be audited by the Company's independent accountants as of the end of each Fiscal Year, commencing with the first partial Fiscal Year, of the Company.

        12.4 Filing of Tax Returns. The Appropriate Officers shall prepare and file, or cause the Company's accountants to prepare and file, a federal information tax return and any required state and local income tax and information returns for each taxable year of the Company. The Managers have sole and absolute discretion as to whether or not to prepare and file (or cause its accountants to prepare and file) composite, group or similar state, local and foreign tax returns on behalf of the Members where and to the extent permissible under applicable law. Each Member hereby agrees to execute any relevant documents (including a power of attorney authorizing such a filing), to furnish any relevant information and otherwise to do anything necessary in order to facilitate any such composite, group or similar filing. Any taxes paid by the Company in connection with any such composite, group or similar filing shall be treated as an advance to the relevant Members (with interest being charged thereon) and shall be recouped by the Company out of any distributions subsequently made to such relevant Members. Such advances may be funded by Company borrowing. Both the deduction for interest payable by the Company with respect to any such borrowing, and the corresponding income from interest received by the Company from the relevant Members, shall be specifically allocated to such Members.

        12.5 Determinations Binding. Any determination made by the Managers with respect to tax filing or accounting matters shall be final and binding upon the Members and their respective legal representatives and the Members agree to file consistently with such determinations of the Managers.

                                 ARTICLE XIII.

                           DISSOLUTION AND TERMINATION
                           ---------------------------

        13.1 Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

            (a) the expiration of the term of the Company, except to the extent extended pursuant to Section 2.6;

            (b) the election by the Managers to dissolve the Company prior to the expiration of its term, subject to the extent required by the Investment Company Act, to the consent of the Members;

            (c) the election by the Managers and a Majority in Interest of the Members to dissolve the Company prior to the expiration of its terms;

            (d) the sale or other disposition at any one time of all or substantially all of the assets of the Company; and

            (e) a decree of dissolution entered against the Company under the Act.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company have been distributed as provided in Section 13.2 and the certificate of formation of the Company has been canceled.

        13.2 Liquidation. On dissolution of the Company, a liquidator (who shall be selected by the Managers, if still constituted, and otherwise shall be a Person proposed and approved by a Majority in Interest of the Members) shall cause to be prepared a statement setting forth the assets and liabilities of the Company as of the date of dissolution, and such statement shall be furnished to all of the Members. Then, those Company assets that the liquidator determines should be liquidated shall be liquidated as promptly as possible, but in an orderly and business-like manner to maximize proceeds. Assets that the liquidator determines to distribute in kind shall be so distributed in a manner consistent with applicable law. If the liquidator determines that an immediate sale at the time of liquidation of all or part of the Company assets would be unduly disadvantageous to the Members, the liquidator may, either defer liquidation and retain the assets for a reasonable time, or distribute the assets to the Members in kind. The liquidator shall then wind up the affairs of the Company and distribute the proceeds of the Company by the end of the calendar year of the liquidation (or, if later, within 90 days after the date of such liquidation) in the following order or priority:

            (a) to the payment of the expenses of liquidation and to creditors (including Members who are creditors, to the extent permitted by law) in satisfaction of liabilities of the Company other than liabilities for distributions to Members, in the order of priority as provided by law;

            (b) to the setting up of any reserves that the  liquidator  may deem necessary or appropriate for any anticipated obligations or contingencies of the Company or of the liquidator arising out of or in connection with the operation or business of the Company. Such reserves may be paid over by the liquidator to an escrow agent or trustee proposed and approved by the liquidator to be disbursed by such escrow agent or trustee in payment of any of the aforementioned obligations or contingencies and, if any balance remains at the expiration of such period as the liquidator shall deem advisable, to be distributed by such escrow agent or trustee in the manner hereinafter provided; then

            (c) to the Members or their legal representatives in accordance with the provisions of Article XIII.

        13.3 Termination. The liquidator shall comply with any requirements of the Act or other applicable law pertaining to the winding up of a limited liability company, at which time the Company shall stand terminated.

                                  ARTICLE XIV.

                                POWER OF ATTORNEY
                                -----------------

        14.1 Power of Attorney. Each Member hereby irrevocably constitutes and appoints each Manager and its designees, as such Member's true and lawful agents and attorneys-in-fact, with full power and authority in such Member's name, place, and stead, to make, execute, acknowledge, deliver, swear to, file and record the following documents and instruments in accordance with the other provisions of this Agreement:

            (a) this Agreement and a certificate of formation, a certificate of doing business under fictitious name and any other instrument or filing which the Managers consider necessary or desirable to carry out the purposes of this Agreement or the business of the Company or that may be required under the laws of any state or local government, or of any other jurisdiction;

            (b)  any  and  all  amendments,   restatements,   cancellations,  or
modifications of the instruments described in Section 14.1(a);

            (c) any and all instruments related to the admission, removal, or withdrawal of any Member; and

            (d)  all  documents  and  instruments   that  may  be  necessary  or
appropriate to effect the dissolution and termination of the Company, pursuant to the terms hereof.

        14.2 Irrevocability. The foregoing power of attorney is coupled with an interest and such grant shall be irrevocable. Such power of attorney shall survive the subsequent Incapacity of any such Member or the Transfer of any or all of such Member's Membership Interests.

        14.3 Priority of Agreement. In the event of any conflict between provisions of this Agreement or any amendment hereto and any documents executed, acknowledged, sworn to, or filed by any Manager under this power of attorney, this Agreement and its amendments shall govern.

        14.4 Exercise of Power. This power of attorney may be exercised by any Manager either by signing separately as attorney-in-fact for each such Member or by a single signature acting as attorney-in-fact for all Members.

                                  ARTICLE XV.

                                  MISCELLANEOUS
                                  -------------

        15.1 Amendments. Except as otherwise specified in this Agreement, this Agreement may be amended by the Managers with the approval of a Majority in Interest of the Members; provided that:

            (a) no amendment shall, (i) without the approval of the affected Member, change the Capital Contribution of such Member (other than as provided in this Agreement), increase the liability of such Member beyond the liability of such Member set forth in this Agreement, or adversely affect the limited liability of such Member, or (ii) without the approval of all the Members, amend this Section 15.1;

            (b) no amendment shall, without the approval of Members having Percentage Interests representing the Percentage Interests specified in any provision of this Agreement required for any action or approval of the Members, amend such provision; and

            (c) the Managers, without obtaining the consent of any of the Members, (i) may make any amendment to this Agreement to correct typographical errors or eliminate ambiguities or to make any other immaterial change that would not, as determined by the Managers in good faith, be adverse to any Member not consenting thereto, provided that the Managers shall deliver a copy of each such amendment to each Member at least five Business Days prior to the effectiveness thereof, (ii) may amend the provisions of this Agreement relating to the Company's tax allocations and cash distributions in order either to insure that the Company's tax allocations satisfy the requirements of Section 704(b)(2) of the Code or to insure that the Company's tax allocations satisfy the requirements of Section 514(c)(9)(B)(vi) of the Code, provided that such amendment is not reasonably expected to result in a material adverse change to the Company's distributions to the Members, and (iii) may amend this Agreement as appropriate to enable Persons that are employee benefit plans to invest in the Company through a group trust or other special purpose vehicle that would become a Member in lieu of direct investments by such Persons.

        15.2 Certificate of Formation. On each subsequent change in the Company specified in the Act, the Managers shall to the extent required by the Act cause to be executed and acknowledged an amended certificate of formation pursuant to the provisions of the Act, which will be duly filed as prescribed by Delaware law.

        15.3 Delaware Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted according to, the laws of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by applicable Federal law.

        15.4 Counterparts. This Agreement may be executed in counterparts, and all counterparts so executed shall constitute one agreement that shall be binding on all the parties hereto. Any counterpart of this Agreement that has attached to it separate signature pages which altogether contain the signatures of all Members or their attorneys-in-fact shall for all purposes be deemed a fully executed instrument.

        15.5 Binding upon Successors and Assigns. Subject to and unless otherwise provided in this Agreement, each and all of the covenants, terms, provisions and agreements herein contained shall be binding upon and inure to the benefit of the successors, successors-in-title, heirs and assigns of the respective parties hereto.

        15.6 Notices. Any notice, offer, consent, or demand permitted or required to be made under this Agreement to any party hereto shall be given in writing signed by the Person giving such notice either by (i) personal delivery or (ii) by registered or certified mail, postage prepaid, addressed to that party at the respective address shown on the Company's books and records, or to such other address as that party shall indicate by proper notice to the Managers, in the same manner as provided above. All notices shall be deemed effective upon receipt or five days after the date of mailing in accordance with the above provisions.

        15.7 Severability. If any provision of this Agreement, or the application thereof, shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be effected thereby, but shall be enforced to the maximum extent possible under applicable law.

        15.8 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject hereof and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

        15.9 Headings, Etc. The headings in this Agreement are inserted for convenience of reference only and shall not affect interpretation of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine or the neuter genders shall include the masculine, the feminine and the neuter.

        15.10 Waiver of Partition. Except as may otherwise be provided by law in connection with the winding up, liquidation and dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

        15.11 Survival of Certain Provisions. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until the expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed as of the date first above written.

                                     MANAGING MEMBER

                                     Excelsior Buyout Management, LLC

                                     By:  ______________________________________
                                     Name:
                                     Title:



                                     MEMBERS

                                     (All Members now and hereafter
                                     admitted as Members of the Company
                                     pursuant to powers of attorney now
                                     and hereafter executed in favor of,
                                     and delivered to, the Managing
                                     Member


                                     By:  ______________________________________
                                          Attorney-in-Fact

                                   SCHEDULE A

                         EXCELSIOR BUYOUT INVESTORS, LLC

                               Schedule of Members

                              As of ________, 20__


Name and Address           Capital Contributions            Percentage Interest
----------------           ---------------------            -------------------